EX-99.h.1.ii

AMENDMENT NO. 2 TO

SCHEDULE A

DELAWARE VIP TRUST

SHAREHOLDER SERVICES AGREEMENT

APPLICABLE SERIES

AMENDED AS OF APRIL 28, 2017

Delaware VIP Diversified Income Series	Effective as of May 20, 2003
Delaware VIP Emerging Markets Series	Effective as of April 19, 2001
Delaware VIP High Yield Series	Effective as of April 19, 2001
Delaware VIP International Value Equity Series	Effective as of April 19, 2001
Delaware VIP Limited-Term Diversified Income Series	Effective as of April 19, 2001
Delaware VIP REIT Series	Effective as of April 19, 2001
Delaware VIP Small Cap Value Series	Effective as of April 19, 2001
Delaware VIP Smid Cap Core Series (formerly, Delaware VIP Smid Cap Growth Series)	Effective as of April 19, 2001
Delaware VIP U.S. Growth Series	Effective as of April 19, 2001
Delaware VIP Value Series	Effective as of April 19, 2001

AGREED AND ACCEPTED:

DELAWARE INVESTMENTS FUND SERVICE COMPANY	DELAWARE VIP TRUST for its series set forth in this Schedule A

By: /s/ MICHAEL F. CAPUZZI	By: /s/ SHAWN K. LYTLE
Name: Michael F. Capuzzi	Name: Shawn K. Lytle
Title: Senior Vice President	Title: President and Chief Executive Officer